BigString Corporation

                              PROSPECTUS SUPPLEMENT

                                    Number 4

                                       to

                         Prospectus dated August 4, 2006

                                       of

                              BIGSTRING CORPORATION

                        7,600,000 Shares of Common Stock

                  --------------------------------------------


This prospectus supplement supplements the prospectus dated August 4, 2006, relating to the offer and sale by certain persons who are or may become stockholders of BigString Corporation of up to 7,600,000 shares of BigString's common stock. We are not selling any of the shares in this offering and therefore will not receive any proceeds from the offering.

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated August 4, 2006, and the prospectus supplement number 1 dated August 16, 2006, the prospectus supplement number 2 dated September 26, 2006 and the prospectus supplement number 3 dated November 17, 2006, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, as previously amended and supplemented, except to the extent the information in this prospectus supplement updates and supersedes the information contained in the prospectus, as previously amended and supplemented. The primary purpose of this prospectus supplement is to notify stockholders of the launch of BigString's new email service, BigString 2.0, and the acquisition of the website, DailyLOL.com, a viral video website.

This prospectus supplement includes the attached Current Report on Form 8-K (without exhibits), which was filed with the Securities and Exchange Commission on December 13, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered through the prospectus dated August 4, 2006, as amended and supplemented, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


           The date of this prospectus supplement is December 15, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                December 11, 2006


                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                     000-51661                20-0297832
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)


 3 Harding Road, Suite F, Red Bank, New Jersey                      07701
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (732) 741-2840


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 - Other Events

         Item 8.01.     Other Events.
         ---------      ------------

         On December 11, 2006, BigString Corporation ("BigString") issued a press release announcing the launch of its new email service, BigString 2.0, which includes such new features as the ability for a sender to direct an email to disintegrate and for a sender to view a detailed tracking report with respect to a sent email. A copy of the press release is attached hereto as Exhibit 99.1.

         On December 12, 2006, BigString issued a second press release announcing the acquisition of the website, DailyLOL.com, a viral video website that provides humorous videos, games and pictures. A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

         Item 9.01.     Financial Statements and Exhibits.
         ---------      ---------------------------------

              (d)       Exhibits:

              Exhibit
              Number                Description
              ------                -----------

              99.1 Press Release Re: BigString.com Introduces Free 'Mission Impossible' Email That can be Made to Disintegrate Before Reader's Eyes.

              99.2 Press Release Re: BigString Corporation Acquires DailyLOL.com, a Fast-Growing Internet Viral Video Site.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BIGSTRING CORPORATION
                                       -----------------------------------------
                                                      (Registrant)



                                       By: /s/ Darin M. Myman
                                          --------------------------------------
                                           Darin M. Myman
                                           President and Chief Executive Officer


Date:  December 13, 2006

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

99.1 Press Release Re: BigString.com Introduces Free 'Mission Impossible' Email That can be Made to Disintegrate Before Reader's Eyes.

99.2 Press Release Re: BigString Corporation Acquires DailyLOL.com, a Fast-Growing Internet Viral Video Site.



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